                                                                    Exhibit 10.1

                              DATED 14th May, 2003

                     INDUSTRIES INTERNATIONAL, INCORPORATED

                                       and

                                    KIT TSUI

           THE SOLE SHAREHOLDER OF LI SUN POWER INTERNATIONAL LIMITED

                                       and

                       LI SUN POWER INTERNATIONAL LIMITED

                                       and

                      WUHAN HANHAI HIGH TECHNOLOGY LIMITED

                                       and

                        WUHAN CITY PUHONG TRADING LIMITED

                                       and

                 SHENZHEN CITY XING ZHICHENG INDUSTRIAL LIMITED

                                       and

                     SHENZHEN KEXUNTONG INDUSTRIAL CO. LTD.

                    -----------------------------------------
              COMPLETION DATE OF THE SALE AND PURCHASE OF SHARES IN
                       LI SUN POWER INTERNATIONAL LIMITED
                   -------------------------------------------

--------------------------------------------------------------------------------

THIS AGREEMENT is made the 14th day of May, Two Thousand and Three.

BETWEEN:

1. INDUSTRIES INTERNATIONAL, INCORPORATED, a company incorporated in the State of Nevada, USA and listed in the Over-the-Counter Bulletin Board under the trading symbol of "INDI" (the "PURCHASER").

2. KIT TSUI, THE SOLE SHAREHOLDER OF LI SUN POWER INTERNATIONAL LIMITED (Holder of Hong Kong Identity Card No. P719321(5)) of 4th Floor, Wondial Building, Keji Road Sth 6, Shenzhen High-Tech Industrial Park, Shennan Blvd, Shenzhen, People's Republic of China (the "VENDOR").

3. LI SUN POWER INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situated at Akara Bldg., 24 De Castro Street Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the "BVI COMPANY").

4. WUHAN HANHAI HIGH TECHNOLOGY LIMITED), a company incorporated in the People's Republic of China, whose registered office is situated at Yuejiaju No. 25, Xudong Road, Wuchang District, Wuhan City, China (the "PRC 1").

5. WUHAN CITY PUHONG TRADING LIMITED, a company incorporated in the People's Republic of China, whose registered office is situated at Yudai First Village No. 68, Qiaokou District, Wuhan City, China (the "PRC 2").

6. SHENZHEN CITY XING ZHICHENG INDUSTRIAL LIMITED, a company incorporated in the People's Republic of China, whose registered office is situated at No. 4-702, Hubei Baofeng Garden, 14 Xinzhou Third Road, Futian District, Shenzhen City, China (the "PRC 3").

7. SHENZHEN KEXUNTONG INDUSTRIAL CO. LTD., a company incorporated in the People's Republic of China, whose registered office is situated at 4th Floor, Wondial Building, Keji Road Sth 6, Shenzhen High-Tech Industrial Park, Shennan Blvd, Shenzhen, People's Republic of China (the "PRC 4").

PRC 1, PRC 2, PRC 3 and PRC 4 are collectively referred to as the ("PRC COMPANIES").

WHEREAS:

(A) The parties entered into an Agreement for the Sale and Purchase of Shares in the BVI Company dated 10th March 2003 (the "Agreement")

(B) The parties entered into an Supplemental Agreement for postponing the completion date to 31st May 2003 (the "Supplemental Agreement")

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1. In relation to the Sale and Purchase stipulated in the Agreement, and pursuant to the terms and conditions contained therein, the Purchaser has reviewed the audited financial statements of the BVI Company prepared by Moores Rowland Chartered Accountants dated May 14, 2003 (Exhibit A).

--------------------------------------------------------------------------------

2. The Purchaser is satisfied with the result of its due diligence review of the financial and the operational aspects of the BVI Company

3. The parties agree that all the closing conditions have been met. Both parties agree that the Closing of the Sale and Purchase as stipulated in the Agreement shall take place on May 14, 2003 ("Completion Date").

4. Pursuant to the Agreement, as at the Completion Date, the Vendor shall sell to the Purchaser 100% of the capital stock of the BVI Company for the consideration of 15,765,432 shares of the common stock of the Purchaser, based on share price of US$0.486 per share; and cash of USD7,662,000, which shall be in form of a promissory note payable in cash or common stock of the Purchaser.

5. On Completion, the Vendor and the BVI Company shall deliver and produce to the Purchaser the documents as stipulated in Clause 6.2 of the Agreement.

All the representations, undertakings, covenants and warranties made by the Vendor and the BVI Company shall remain effective at the Closing of the Sale and Purchase.

--------------------------------------------------------------------------------

As witness the hands of the parties hereto the day and year first above written.

SIGNED BY INDUSTRIES INTERNATIONAL,                  )
INCORPORATED by its director                         )
                                                     )
(Holder of                                           )
No.                     ) in the presence of :       )





SIGNED BY TSUI KIT, THE SOLE                         )
SHAREHOLDER OF LI SUN POWER                          )
INTERNATIONAL LIMITED                                )

(Holder of Hong Kong Identity Card                   )
No. P719321(5)) in the presence of :                 )



SIGNED BY LI SUN POWER INTERNATIONAL                 )
LIMITED by its director                              )
                                                     )
(Holder of                                           )
No.                     ) in the presence of :       )



SIGNED BY WUHAN HANHAI HIGH                          )
TECHNOLOGY LIMITED by its director                   )

(Holder of                                           )
No.                     ) in the presence of :       )



SIGNED BY WUHAN CITY PUHONG                          )
TRADING LIMITED by its director                      )

(Holder of                                           )
No.                     ) in the presence of :       )




SIGNED BY SHENZHEN CITY XING                         )
ZHICHENG INDUSTRIAL LIMITED                          )
by its director                                      )

--------------------------------------------------------------------------------

(Holder of                                           )
No.                     ) in the presence of :       )



SIGNED BY SHENZHEN KEXUNTONG                         )
INDUSTRIAL CO. LTD. by its director                  )
                                                     )
(Holder of                                           )
No.                     ) in the presence of :       )



SIGNED BY COMPANY by its director                    )
                                                     )
(Holder of                                           )
No.                     ) in the presence of :       )


--------------------------------------------------------------------------------

                                    Exhibit A

AUDITORS' REPORT

To the Directors and Stockholders

LI SUN POWER INTERNATIONAL LIMITED

(Incorporated in the British Virgin Islands)

We have audited the accompanying consolidated balance sheets of Li Sun Power International Limited (the "Company") and its subsidiaries (the "Group") as of December 31, 2001 and 2002, and the related consolidated statements of operations, consolidated statements of changes in stockholder's equity and consolidated statements of cash flows for the years ended December 31, 2001 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2001 and 2002 and the results of their operations and cash flows for the years ended December 31, 2001 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong
Date: May 14, 2003

--------------------------------------------------------------------------------

LI SUN POWER INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS
As of December 31, 2001 and 2002
--------------------------------------------------------------------------------
(amount in thousands, except share data)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                      ---------------------------------------------------
                                                                               2001              2002             2002
                                                             NOTE              RMB               RMB              USD
OPERATING REVENUE
    Net sales                                                                70,217           159,455           19,241
    Government grant                                                         12,000               300               36
                                                                      ---------------   ----------------   --------------
                                                                             82,217           159,755           19,277
                                                                      ---------------   ----------------   --------------
OPERATING EXPENSES
    Manufacturing and other costs of sales                                  (42,682)          (98,607)         (11,899)
    Sales and marketing                                                      (2,256)           (6,445)            (778)
    General and administrative                                               (4,176)           (6,341)            (765)
    Research and development                                                 (4,096)           (3,868)            (467)
    Depreciation and amortization                                              (754)           (1,139)            (137)
    Write down of assets to be disposed of                                        -            (2,078)            (251)
    Other operating costs and expenses                                         (810)             (443)             (53)
                                                                      ---------------   ----------------   --------------
                    Total operating expenses                                (54,774)         (118,921)         (14,350)
                                                                      ---------------   ----------------   --------------
OPERATING INCOME                                                             27,443            40,834            4,927
Interest expenses                                                            (2,112)           (3,172)            (383)
Other income, net                                                               903               567               69
                                                                      ---------------   ----------------   --------------
   INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS                         26,234            38,229            4,613
Provision for income taxes                                   14              (1,658)           (4,521)            (546)
                                                                      ---------------   ----------------   --------------
INCOME BEFORE MINORITY INTEREST                                              24,576            33,708            4,067
Minority interest in income of consolidated subsidiaries                    (10,810)          (12,539)          (1,513)
                                                                      ---------------   ----------------   --------------
                       NET INCOME                                            13,766            21,169            2,554
                                                                      ===============   ================   ==============

       The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

LI SUN POWER INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS
As of December 31, 2001 and 2002
--------------------------------------------------------------------------------
(amount in thousands, except share data)

                                                                                     AS OF DECEMBER 31,
                                                                      --------------------------------------------------
                                                                             2001               2002              2002
                                                         Note                RMB                RMB                USD
ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                              62,790             67,400             8,133
    Trade and other receivable                             5               87,842             82,522             9,957
    Due from related parties                              16                  727              2,204               266
    Inventories                                            6                9,379             17,129             2,067
    Assets to be disposed of                                                    -                429                52
    Guaranteed investment contract                         7                    -             10,000             1,207
                                                                      -------------    ---------------    --------------
      Total current assets                                                160,738            179,684            21,682
NON-CURRENT ASSETS
    Property, plant and equipment, net                     8               39,635             39,877             4,812
    Goodwill                                                                  591                591                71
                                                                      -------------    ---------------    --------------
       TOTAL ASSETS                                                       200,964            220,152            26,565
                                                                      =============    ===============    ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
    Trade and other payables                               9               66,297             64,012             7,724
    Debts maturing within one year                        11               41,000             26,000             3,137
    Due to related parties                                16               32,213             33,179             4,003
    Income tax payable                                                      1,389              3,088               373
                                                                      -------------    ---------------    --------------
       Total current liabilities                                          140,899            126,279            15,237
                                                                      -------------    ---------------    --------------
   MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES                         46,299             58,938             7,112
                                                                      -------------    ---------------    --------------
STOCKHOLDER'S EQUITY:
Common stock and paid-in capital, USD 1.00 par value:
    50,000 authorized
    1 issued and outstanding                              12                    -                  -                 -
    Statutory reserves                                    13                2,512              5,881               710
    Retained earnings                                                      11,254             29,054             3,506
                                                                      -------------    ---------------    --------------
       Total stockholder's equity                                          13,766             34,935             4,216
                                                                      -------------    ---------------    --------------
     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           200,964            220,152            26,565
                                                                      =============    ===============    ==============

       The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

LI SUN POWER INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 2001 and 2002
--------------------------------------------------------------------------------
(amount in thousands, except share data)

                                           COMMON STOCK
                                 ----------------------------------
                                                                        STATUTORY         RETAINED
                                  NO OF SHARES        AMOUNT            RESERVES          EARNINGS            TOTAL
                                 --------------    -------------   -----------------   --------------   ----------------
                                                                               RMB              RMB               RMB
Balance as of January 1, 2001               -                -                   -                -                 -
Issuance of share on
   February 23, 2001                        1                -                   -                -                 -
Net income                                  -                -                   -           13,766            13,766
Transfer to statutory
   reserves                                 -                -               2,512           (2,512)                -
                                 --------------    -------------   -----------------   --------------   ----------------
Balance as of December 31,
   2001                                     1                -               2,512           11,254            13,766
Net income                                  -                -                   -           21,169            21,169
Transfer to statutory
   reserves                                 -                -               3,369           (3,369)                -
                                 --------------    -------------   -----------------   --------------   ----------------
 BALANCE AS OF DECEMBER 31,
            2002                            1                -               5,881           29,054            34,935
                                 ==============    =============   =================   ==============   ================
Balance as of December 31,
   2002 (in USD)                                             -                 710            3,506             4,216
                                                   =============   =================   ==============   ================

       The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

LI SUN POWER INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2001 and 2002
--------------------------------------------------------------------------------
(amount in thousands)

                                                                                       YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------------
                                                                                    2001           2002            2002
                                                                        NOTE        RMB            RMB             USD
               CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                        13,766         21,169           2,554
Adjustments to reconcile net income to net cash provided by
   operating activities:
   Depreciation and amortization                                                   2,467          5,157             622
   (Reversal) Provision for doubtful accounts                                          -            325              39
   Minority interest in income of consolidated subsidiaries                       10,810         12,539           1,513
   Loss (gain) sales or disposal of property, plant and
     equipment, net                                                                  350             (3)              -
   Provision for inventories                                                           -            318              38
   Write down of assets to be disposed of                                              -          2,078             251
Changes in assets and liabilities:
   Trade and other receivable                                                    (16,807)         5,195             627
   Due from related parties                                                         (727)        (1,477)           (178)
   Inventories, net                                                                8,778         (8,067)           (973)
   Trade and other payables                                                        9,394         (2,285)           (276)
   Due to related parties                                                            557            (34)             (4)
   Tax payable                                                                       773          1,699             205
                                                                            -------------  -------------   -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                         29,361         36,614           4,418
                                                                            -------------  -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of available-for-sale investments                                          -           (200)            (24)
   Purchase of guaranteed investment contract                                          -        (10,000)         (1,207)
   Sales proceeds from property, plant and equipment                                   -             15               2
   Purchase of property, plant and equipment and addition of
     construction in progress, net                                                (6,708)        (7,918)           (955)
   Acquisition of subsidiaries, net of cash disbursed                             41,035              -               -
                                                                            -------------  -------------   -------------
NET CASH USED IN INVESTING ACTIVITIES                                             34,327        (18,103)         (2,184)
                                                                            -------------  -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution by minority stockholders                                          -            100              12
Borrowings of short-term debts                                                         -          3,000             362
Repayment of short-term debts                                                       (900)       (18,000)         (2,172)
Advance from a related party                                                           1          1,000             120
                                                                            -------------  -------------   -------------
NET CASH USED IN FINANCING                                                          (899)       (13,900)         (1,678)
                                                                            -------------  -------------   -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                         62,789          4,611             556
CASH AND CASH EQUIVALENTS AT BEGINNING OF FISCAL PERIOD                                -         62,789           7,577
                                                                            -------------  -------------   -------------
CASH AND CASH EQUIVALENTS AT END OF FISCAL PERIOD                                 62,789         67,400           8,133
                                                                            =============  =============   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the fiscal period for:
   Interest paid                                                                  (2,408)        (3,187)           (384)
   Income tax                                                                       (885)        (2,823)           (340)
                                                                            =============  =============   =============
NON-CASH INVESTING AND FINANCING ACTIVITIES
   Acquisitions of subsidiary                                        15          (48,405)             -               -
                                                                            =============  =============   =============

       The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

LI SUN POWER INTERNATIONAL LIMITED

NOTES TO COMBINED FINANCIAL STATEMENTS
As of December 31, 2001 and 2002
--------------------------------------------------------------------------------
(amount in thousands, except share data and ratio)

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     Li Sun Power International Limited ("the Company") was incorporated in the British Virgin Islands (the "BVI") on September 19, 2000 as company with limited liability. The former name of the Company was Million Star International Limited which was changed on March 2, 2001 to Li Sun Power International Limited.

     As of December 31, 2002, the authorized capital of the Company is US$50 consisting of 50,000 shares of common stock, par value USD1.00 each.

     On February 23, 2001, 1 share of common stock par value USD1.00 each was allotted to Mr. Tsui Kit.

     The Company is an investment holding company, and the principal activities of its subsidiaries are the manufacturing and sales of battery testing equipment and batteries. The head office of its subsidiaries is located at No. 7 of Guandong Science Park, East Lake Technology Development Zone, Wuhan, Hubei Province, the People's Republic of China ("PRC").

2.   BASIS OF CONSOLIDATION

     Pursuant to the share transfer agreement entered into between the Company and a shareholder of Wuhan Lixing Power Sources Co. Ltd. ("WLPS") in June 2001, the Company acquired 60.25% interest in WLPS for a consideration of RMB35,000. On July 1, 2001, the Company appointed the existing directors to exercise the control in WLPS.

     In December 2001, the Company entered into share transfer agreements with Mr. Tsui Kit, the sole stockholder of the Company, and acquired an additional 12.59% interest in WLPS for an aggregate consideration of RMB13,405.

     As of December 31, 2001 and 2002, the Company owns 72.84% interest in WLPS.

     The Company acts as an investment holding company and is designated by its sole stockholder and director, Mr. Tsui Kit, to hold his interest in WLPS.

     As the Company had not commenced operation as of December 31, 2000, no statement of operation for the period from September 19, 2000 (date of incorporation) to December 31, 2000 is presented in these consolidated financial statements.

     The consolidated financial statements have been prepared using the purchase accounting method incorporating the consolidated results of WLPS from July 1, 2001, the effective date of acquisition. The summary of effect of acquisitions of subsidiaries is disclosed as follows:

                                                        YEAR ENDED
                                                 DECEMBER 31, 2001
                                                ------------------
                                                         RMB
         ACQUISITION IN JUNE 2001
Assets acquired
   Cash and cash equivalents                          41,035
   Trade and other receivables                        71,034
   Inventories                                        18,158
   Property, plant and equipment, net                 48,147
                                                    --------
                                                     178,374
                                                    --------
Liabilities assumed
   Trade and other payables                          (40,153)
   Debts maturing within one year                    (41,900)
   Income tax payable                                   (616)
                                                    --------
                                                     (82,669)
                                                    --------
Minority interest                                    (17,033)
                                                    --------
Net assets acquired                                   78,672
Shared by minority interest                          (31,270)
Negative goodwill (Note)                             (12,402)
                                                    --------
Consideration                                         35,000
                                                    --------
ACQUISITION IN DECEMBER 2001
Net assets acquired                                   12,814
Goodwill arising                                         591
                                                    --------
Consideration                                         13,405
                                                    --------
Total consideration of the acquisitions (note 15)     48,405
                                                    ========

Note: Negative goodwill is recorded as a reduction of the cost of leasehold land and buildings

The following unaudited pro forma consolidated results of operations reflect the results of operations for the year ended December 31, 2001, as if the aforementioned acquisitions had occurred on January 1, 2001 and after giving effect to purchase accounting adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 2001 and may not be indicative of future operating results.

                                                                 YEAR ENDED
                                                          DECEMBER 31, 2001
                                                          ------------------
                                                                      RMB
         PRO FORMA
            Revenue                                               121,560
            Net income                                             22,020

The subsidiaries incorporated in the consolidated financial statements are as follows:

a) WLPS was incorporated in the PRC on April 15, 1993 as a company with limited liability. As of December 31, 2001 and 2002, the capital of WLPS was RMB36,787.

     WLPS principally engages in manufacturing and sales of battery related testing equipment and investment holding. WLPS operates in the PRC.

b) Wuhan Lixing (Torch) Power Sources Company Limited ("WLTP") is a Sino-foreign equity joint venture established by WLPS and another foreign investor on September 12, 1995 in Wuhan, the PRC. WLPS owns 70.7% equity interest in WLTP which has a total registered capital of RMB60,000. The joint venture period is 30 years from the date of issue of the business licence on September 12, 1995.

     The principal activity of WLTP is manufacturing and sales of lithium batteries and lithium-ion batteries. WLTP commenced operation in 1995.

c)   Shenzhen  Chuang  Lixing  Power  Sources   Company  Limited   ("SCLP")  was
     established on March 28, 2002 in Shenzhen, the PRC as a company with limited liability.

     The total registered capital of SCLP is RMB1,000. The business operation period is 20 years from the date of issue of the business licence on March 28, 2002. WLPS owns 90% equity interest in SCLP.

     The principal activity of SCLP is trading of lithium batteries and lithium-ion batteries. As of December 31, 2002, SCLP had not yet commenced operation.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING PRINCIPLES

     The consolidated financial statements and accompanying notes are presented in Renminbi ("RMB") and prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

     PRINCIPLE OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries in which the Company has a controlling financial interest.

     All material intercompany balances and transactions have been eliminated on consolidation.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires all business combinations to be accounted for under the purchase method of accounting; the pooling of interest method is no longer permitted, except for the transaction between entities under common control. In addition, SFAS No. 141 requires that at the date of acquisition, identifiable intangible assets should be recognized separate and apart from goodwill if the intangible assets meet certain criteria.

     SUBSIDIARY

     A subsidiary is an enterprise controlled by an entity directly, or indirectly through one or more intermediaries. The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

     REVENUE RECOGNITION

     Net sales represent the invoiced value of goods, net of value-added tax ("VAT") and returns. The Group generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Group adopts a policy of including handling costs incurred for finished goods in the sales and marketing expenses. The handling costs for the years ended December 31, 2001 and 2002 were RMB495 and RMB884 (USD107) respectively.

     RESEARCH AND DEVELOPMENT

     All costs of research and development activities are expensed as incurred.

     ADVERTISING AND PROMOTION COSTS

     Advertising and promotion costs are expensed when the advertisement or commercial appears in the selected media. Advertising and promotion expenses for the years ended December 31, 2001 and 2002 were RMB744 and RMB2,315 (USD279) respectively and are included in sales and marketing expense in the consolidated statements of operations.

     INCOME TAXES

     Income tax expense is computed based on pre-tax income included in the consolidated statement of operation. Income taxes have been provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the consolidated financial statements.

     CASH EQUIVALENTS

     Cash equivalents include all highly liquid investments, generally with original maturities of three months or less that are readily convertible to known amount of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

     INVENTORIES

     All Inventories are stated at the lower of weighted average cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overheads.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

     Property, plant and equipment are stated at original cost less accumulated depreciation and amortization.

     The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

     When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

     Depreciation is provided to write off the cost of property, plant and equipment using straight-line method at rates based on their estimated useful lives of assets from the date on which they become fully operational and after taking into account their estimated residual values.

     CONSTRUCTION IN PROGRESS

     Construction in progress is stated at cost, less provision for impairment loss, which includes all construction expenditure and other direct costs, including interest costs, attributable to such projects. Costs on completed construction works are transferred to the appropriate asset category.

     GOODWILL ON CONSOLIDATION

     Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at date of acquisition and is evaluated at lease annually for impairment.

     In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step is to identify a potential impairment, and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of a reporting unit exceeds its estimated fair value. SFAS No. 142 requires that indefinite-lived intangible assets be tested for impairment using a one-step process, which consists of a comparison of the fair value to the carrying value of the intangible asset. Intangible assets are deemed to be impaired if the net book value exceeds the estimated fair value.

     The estimates of future cash flows, based on reasonable and supportable assumptions and projections, require management's judgment. Any changes in key assumptions about the Company's businesses and their prospects, or changes in market conditions, could result in an impairment change. No impairment loss was recognized as of December 31, 2002.

     ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

     The long-lived assets held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to the future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     FOREIGN CURRENCIES TRANSLATION

     The Group considers RMB as its functional currency as a substantial portion of the Group's business activities are based in RMB.

     Transactions in currencies other than functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the consolidated statement of operation.

     For the convenience of the readers of these consolidated financial statements, translation of amounts from RMB into USD has been made at the exchange rate of RMB1.00 = US$0.12067 as of December 31, 2002. No representation is made that the RMB amounts could have been or could be converted into the United States dollars at the rate or at any other rates on December 31, 2002.

     GOVERNMENT GRANTS

     Government grants, including non-monetary grants at fair value, are recognized when there are no restrictions or conditions attaching to them, and the grants will be received.

     In July 2001, the Group received a lump sum of unconditional grant amounting to RMB12,000 from the PRC government to subsidize spendings on certain qualified capital and revenue expenditures of on-going research and development projects in lithium and lithium-ion batteries. The Group recognized the grant as revenue when it was received.

     USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The  Group  provides  an  allowance  for  doubtful  accounts  equal  to the
     estimated   uncollectable   amounts.  The  Group's  estimate  is  based  on
     historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Group's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of RMB9,036 and RMB9,361 (USD1,130) as of December 31, 2001 and 2002
     respectively.

     OPERATING LEASES

     Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payables under operating leases are recognized as expenses respectively on the straight-line basis over the lease terms.

     RELATED PARTIES

     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

     RECENTLY ISSUED ACCOUNTING STANDARDS

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies and simplifies existing accounting pronouncements. The Group is required to adopt SFAS No. 145 during the first quarter of 2003. Adoption will not have a material impact on the combined financial statements of the Company.

     In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This standard nullifies the guidance of EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. Under SFAS No. 146, the FASB concludes that an entity's commitment to an exit plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The Group does not expect that this standard will have a material effect on its consolidated financial statements.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123". This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Certain provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002 and other provisions are effective for fiscal years beginning after December 15, 2002. The adoption of SFAS No. 148 will not have a material impact on the Group's consolidated financial statements.

     In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". The SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Subject to certain exception, this statement is effective for contracts entered into or modified after June 30, 2003 and for hedging

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     relationships designated after June 30, 2003 and all provisions of this Statement should be applied prospectively. The adoption of SFAS No. 149 has no impact on the Group's consolidated financial statement.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The disclosure requirements of FIN 45 are effective for the Group's combined financial statements for the year ended December 31, 2002. For applicable guarantees issued after January 1, 2003, FIN 45 requires that a guarantor recognize a liability for the fair value of obligations undertaken in issuing guarantees. The Group does not expect that this standard will have any significant effect on its combined financial statements.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable to financial statements to be issued after 2002; however, disclosures are required currently if any variable interest entities are expected to be combined. The Group currently has no interests in variable interest entities, and therefore does not expect the adoption of FIN 46 to have an impact on the Group's consolidated financial statements.

4.   OPERATING RISK

     (A)  COUNTRY RISKS

     The Group may be exposed to the risks as a result of its sales operation being related in the PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Group's results may be adversely affected by change in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company's management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

     The Group's result may also be adversely affected by the change in the trend of economic condition and growth in the PRC as a result of the recent outbreak of Severe Acute Respiratory Syndrome in certain areas in the PRC.

     (B)  FOREIGN EXCHANGE RISK

     The Group's major sales and purchases are made in RMB. In addition, the Group had no significant monetary assets and liabilities held in currencies other than RMB and USD. As the exchange rate of RMB and USD was steady in previous years and is not expected to fluctuate in the foreseeable future, no hedging is considered necessary.

     (C)  INTEREST RATE RISK

     The Group does not incur any significant interest rate risk as the Group had no monetary financial liabilities with floating interest rate at the balance sheet dates.

     (D)  CREDIT RISK

     The  carrying   amounts  of  cash  and  bank  deposits,   trade  and  other
     receivables, and amount due from related party represented the Group's maximum exposure to credit risk in relation to financial assets.

                                                                                    YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------------------
                                                                                 2001            2002             2002
                                                                                  RMB             RMB              USD
        Major customers with revenues of more than 10% of
        the Group's sales
              Sales to major customers                                              -          18,528            2,238
              Percentage of sales                                                   -             12%              12%
              Number                                                                -               1                1
                                                                         =============    ============     ============

The major concentrations of credit risk arise from the Group's trade receivables. The Group generally does not require collateral on trade receivables. The Group maintains a provision for doubtful debts and actual losses have been within management's expectation. Trade receivables related to the Group's major customer were 11% of all trade receivables, net of allowance as of December 31, 2002. No other financial asset carries a significant exposure to credit risk.

     (E)  CASH AND TIME DEPOSITS

     The Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for all outstanding loans of the Group.

5.   TRADE AND OTHER RECEIVABLES

                                                                                  AS OF DECEMBER 31,
                                                                  ---------------------------------------------------
                                                                           2001                2002              2002
                                                                            RMB                 RMB               USD
        TRADE RECEIVABLES, NET OF ALLOWANCE                              73,208              69,642             8,403
        OTHER RECEIVABLES
        Prepaid expenses and other current assets                        14,634              12,880             1,554
                                                                  ---------------    ---------------    --------------
                                                                         87,842              80,322             9,957
                                                                  ===============    ===============    ==============

6.       INVENTORIES


                                                                                   AS OF DECEMBER 31,
                                                                  ---------------------------------------------------
                                                                           2001                2002              2002
                                                                            RMB                 RMB               USD
        Raw materials                                                     5,668               9,462             1,142
        Work-in-progress                                                  1,948               4,707               568
        Finished goods                                                    1,763               2,960               357
                                                                  ---------------    ---------------    --------------
                                                                          9,379              17,129             2,067
                                                                  ===============    ===============    ==============

         All inventories, apart from those fully provided for of RMB1,261 and RMB1,688 (USD204) as of December 31, 2001 and 2002 respectively, are stated at cost.

7.   GUARANTEED INVESTMENT CONTRACT

     In September 2002, the Group entered into a guaranteed investment contract (the "contract") with a financial institution. The amount of the contract is RMB10,000, with a minimum guaranteed return rate of 8% per annum and a repayment term of one year. As of December 31, 2002, the contract is stated at cost.

8.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                     ESTIMATED
                                                   USEFUL LIVES                    AS OF DECEMBER 31,
                                                   -------------------------------------------------------------------
                                                                            2001              2002               2002
                                                                             RMB               RMB                USD
        COST
        Leasehold land and buildings                     30                16,259            14,823              1,789
        Plant and machinery                             8-10               33,792            40,537              4,891
        Furniture, fixtures and office equipment        8-10                1,986             2,348                283
        Motor vehicles                                  5-8                 2,226             2,545                307
        Construction in progress                        -NA-                1,117               305                 37
                                                                    ---------------  ---------------    --------------
                                                                           55,380            60,558              7,307
        ACCUMULATED DEPRECIATION                                          (15,745)          (20,681)            (2,495)
                                                                    ---------------  ---------------    --------------
                                                                           39,635            39,877              4,812
                                                                    ===============  ===============    ==============

         The net book value of property, plant and equipment pledged as security for liabilities amounted to RMB20,321 and RMB15,209 (USD1,835) as of December 31, 2001 and 2002 respectively.

9.       TRADE AND OTHER PAYABLES

                                              AS OF DECEMBER 31,
                                          ------------------------
                                            2001     2002     2002
                                            RMB      RMB       USD
TRADE PAYABLES                            36,773   33,108    3,995
OTHER PAYABLES
Accrued creditors and other creditors     29,524   30,904    3,729
                                          ------   ------   ------
                                          66,297   64,012    7,724
                                          ======   ======   ======

10.  BANKING FACILITIES

     The Group had various lines of credit under banking facilities as follows:

                           AS OF DECEMBER 31,
                         -----------------------
                           2001     2002    2002
                           RMB      RMB      USD
FACILITIES GRANTED
Committed credit lines   41,000   33,000   3,982
                         ======   ======   =====

UTILIZED
Committed credit lines   41,000   26,000   3,137
                         ======   ======   =====
UNUTILIZED FACILITIES
Committed credit lines       --    7,000     845
                         ======   ======   =====

     There are no significant commitment fees or requirements for compensating balances associated with any lines of credit.

     Under the banking facilities arrangements, the Group's banking facilities amounted to RMB5,000 and RMB10,000 (USD1,207) as of December 31, 2001 and 2002 respectively were collateralized by guarantees of a related company, Shenzhen Wonderland Communication Science & Technology Company Limited ("Wondial"), details of relationship were disclosed in note 16. The interests on amounts borrowed under the various loan agreements are at market rates.

     The  Group's  banking  facilities   amounted  to  RMB36,000  and  RMB23,000
     (USD2,775)   as  of   December   31,  2001  and  2002   respectively   were
     collateralized by certain Group's fixed assets.

     The remaining Group's banking facilities were not collateralized.

11.  DEBTS MATURING WITHIN ONE YEAR

     Debts maturing within one year represented mainly short-term bank loans and were summarized as follows:

                                                     OUTSTANDING DEBTS
                          WEIGHTED-AVERAGE                MATURING
                           INTEREST RATES             WITHIN ONE YEAR
                         -----------------    ------------------------------
                                        %              RMB               USD
 As of December 31,
    2002                             5.91           26,000             3,137

     Amounts of RMB3,000 (USD362) and RMB10,000 (USD1,207) have been falling due in January and March 2003 respectively, and the remaining of RMB13,000 (USD1,568) will be matured in August 2003.

12.  ISSUED CAPITAL

     As of December 31, 2001 and 2002, the authorized capital of the Company is US$50 divided into 50,000 shares of common stock, par value US$1.00 each, with one vote of each share.

     On February 23, 2001, one share of common stock, par value US$1.00 each, was allotted to Mr. Tsui Kit for cash. As of December 31, 2001 and 2002, one share of common stock, par value USD1.00 each was issued and outstanding.

13.  RESERVES

     Statutory reserves

     Statutory reserves of WLPS include the statutory common reserve fund and the statutory common welfare fund. Pursuant to regulations in the PRC, WLPS sets aside 10% of its profit after tax for the statutory common reserve fund (except when the fund has reached 50% of the WLPS's registered capital) and 5% of its profit after tax for the statutory common welfare fund. The statutory common reserve fund can be used for the following purposes:

     o    to make good losses in previous years; or

     o to convert into capital, provided such conversion is approved by a resolution at a shareholders' general meeting and the balance of the statutory common reserve fund does not fall below 25% of the registered capital.

     The statutory common welfare fund, which is to be used for the welfare of the staff and workers of the Company, is of a capital nature.

     Being a sino-foreign joint venture enterprise, WLTP is required to maintain a reserve fund, an enterprise development fund and a staff welfare and bonus fund as a percentage of profit after tax. Pursuant to the PRC rules and regulations applicable to a sino-foreign joint venture enterprise, the Articles of Association of WLTP stipulate that the percentage of appropriations to these funds cannot exceed 20% of its profit after tax, and is determined at the discretion of the board of directors. The nature and purposes of the reserve fund and the staff welfare and bonus fund are similar to the statutory common reserve fund and the statutory common welfare fund respectively. The enterprise development fund is set aside for future development of the entity.

14.  INCOME TAXES

     The Group is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which it operates.

     The Company

     The Company has no assessable income in the years ended December 31, 2001 and 2002.

     WLPS

     WLPS is registered and approved as a new technology enterprise in Wuhan East Lake Technology Development Zone, of which WLPS is entitled to a preferential tax rate of 15%.

     WLTP

     Pursuant to the relevant income tax laws of the PRC applicable to a sino-foreign joint venture enterprise, WLTP is exempted from the PRC enterprise income tax ("EIT") for two years starting from the first year of profitable operations after offsetting prior years' losses, followed by a 50% reduction on the EIT for the next three years. The first year of profitable operations commenced in the year ended December 31, 2000 and accordingly no provision for income taxes has been made during the 2000 and 2001 and tax is calculated at the applicable tax rate of 7.5% after a 50% reduction in 2002.

                       YEARS ENDED DECEMBER 31,
                         -------------------
                          2001    2002  2002
                           RMB     RMB   USD
Current tax - EIT        1,658   4,521   546
                         =====   =====   ===

     There was no significant unprovided deferred taxation for the relevant years.

     A reconciliation between the provision for income taxes computed by applying the standard PRC income tax rate to income before taxes and the actual provision for income taxes is as follows:

                                                       YEARS ENDED DECEMBER 31,
                                                    ----------------------------
                                                      2001      2002      2002
                                                       RMB       RMB       USD
Tax calculated at the applicable tax rate of 15%     3,935     5,711       689
Adjustment due to the translation from accounting
   profit calculated using the local standards to
   accounting profit calculated using US GAAP          176       (70)       (8)
Adjustment to accounting profit on consolidation       964       (22)       (3)
Non-taxable subsidy from the PRC government         (1,800)       --        --
Non-taxable income of the Company                       (4)       --        --
Loss incurred by the Company                            --         1        --
Loss incurred by the subsidiary                         --        62         8
Exemption of EIT of the subsidiary                  (1,613)       --        --

50% reduction on the EIT of the subsidiary              --    (1,161)     (140)
                                                    ------    ------    ------
                                                     1,658     4,521       546
                                                    ======    ======    ======

15.  SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

     Analysis of the net cash inflow in respect of the acquisitions during the following fiscal year

                                                            YEAR ENDED
                                                          DECEMBER 31,
                                                                  2001
                                                          ------------
                                                                  RMB
Cash consideration (note 2)                                    48,405
Settled by advance from related parties (note 16(b))          (18,250)
Unsettled balance                                             (30,155)
Bank balances and cash acquired                                41,035
                                                          ------------

Net cash inflow from the acquisitions                          41,035
                                                          ============

     As the consideration was either unsettled or settled by advance for a related party, the amount was disclosed as non-cash activities in the consolidated statements of cash flows.

16.  RELATED PARTY TRANSACTIONS

     (a)  Name and relationship of related parties

NAME                                                                Existing relationships with the Company

                                                                    Under common control of the stockholder of the
Shenzhen Kexuntong Industrial Company Limited ("SKI")               Company

Wondial                                                             A subsidiary of SKI

Wuhan Lixing Power Source Company Limited - battery retail
   shop ("Retail shop")                                             A branch of WLPS

Chang Jiang Economic Joint Development Company Limited, Wuhan
   Branch ("CJEJ")*                                                 A stockholder of WLPS

Zhu Chao Ying                                                       A stockholder of WLPS

Tsui Kit                                                            The sole stockholder of the Company

Shenzhen City Xing Zhicheng Industrial Limited ("SCXZC")            A stockholder of SCLP

* Direct translation for identification purpose only.

(b) Related party transactions

                                                                                  YEARS ENDED DECEMBER 31,
                                                                     ---------------------------------------------------
                                                                              2001              2002              2002
                                                                               RMB               RMB               USD
Sales of goods to Wondial                                                        -               516                62
Payment made by SKI for the acquisition of subsidiary (note 15)             18,250                 -                 -
                                                                     ===============    ==============    ==============

The management of the Group based on the estimated market value to determine the transaction price.

(c) Due from related parties

                                                                     YEARS ENDED DECEMBER 31,
                                                      --------------------------------------------------
                                                            2001               2002              2002
                                                             RMB                RMB               USD
Retail shop                                                  720              2,197               265
CJEJ                                                           7                  7                 1
                                                      --------------    --------------    --------------
                                                             727              2,204               266
                                                      ==============    ==============    ==============
(d) Due to related parties
    SKI                                                   30,128             30,128             3,636
    Tsui Kit                                               2,085              1,948               235
    Zhu Chao Ying                                              -                103                11
    SCXZC                                                      -              1,000               121
                                                      --------------    --------------    --------------
                                                          32,213             33,179             4,003
                                                      ==============    ==============    ==============

(e) All amounts due are unsecured and repayable on demand.

17.  PENSION COSTS

     As stipulated by PRC regulations, the Group maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Group are entitled to an annual pension equal to their basic annual salary upon retirement. The Group contributed to a state sponsored retirement plan approximately 20% of the basic salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees. The pension expense for the years
     ended   December   31,  2001  and  2002  were  RMB66  and  RMB521   (USD63)
     respectively.

18.  CONTINGENT LIABILITIES

     As of December 31, 2001 and 2002, the Group had contingent liabilities not provided for in the consolidated financial statements in respect of guarantee of a bank loan to company controlled by a stockholder of the Company amounting to RMBNil and RMB23,000 respectively.

19.  POST BALANCE SHEET EVENT

     On March 10, 2003, the sole stockholder, Mr. Tsui Kit entered into a conditional agreement for the sale of shares in the Company with Industries International, Incorporated, a company in which Mr. Tsui Kit is a majority stockholder. The agreement provides for a closing date of the transaction in May 2003.